Exhibit 10.33

NATIONAL

SECURITIES

ESTABLISHED 1947

March 25, 2017

NAM Biotech Fund II, LLC - Series I

c/o NAM Biotech Management, LLC

410 Park Avenue

14th Floor

New York, New York 10022

Attention:	David Levine

Glenn Worman

Fortress Biotech, Inc.

Gansevoort Street

9th Floor

New York, New York 10014

Attention: Lindsay Rosenwald

Re: Placement Agency Agreement

Ladies and Gentlemen:

This letter agreement (this “Agreement”) sets forth the terms upon which National Securities Corporation, a registered broker dealer (“NS” or the “Placement Agent”) is to be engaged by Series 1 (the “Series”) of NAM Biotech Fund II, LLC, a Delaware series limited liability company (the “Company”) and Fortress Biotech, Inc. a Delaware corporation (“Fortress”), for a private placement of the Series’ Membership Interests (the “Interests”).

The Series desires to offer and sell the Interests in a private placement (the “Offering”). The Placement Agent will conduct all sales and solicitation efforts under this Agreement in a manner consistent with the intent that the Offering be an exempt transaction pursuant to Rule 506 promulgated under the Securities Act of 1933, as amended (the “Act”). The Interests are to be sold only to investors that are accredited investors as such term is defined in Rule 501(a) of Regulation D of the Act (“Accredited Investors”). The Series’ Confidential Private Placement Memorandum dated March 1, 2017, inclusive of all documents incorporated by reference therein and all annexes, supplements and appendices thereto (the “Memorandum”), which describes the Offering and which includes the Fortress Confidential Private Placement Memorandum (“Fortress PPM”) dated March 24, 2017 related to Subordinated Promissory Notes (“Notes”), will be made available to prospective investors. NS shall not provide copies of the Memorandum or any other written documents or other information to any prospective investors unless and until the Series has expressly approved the form and contents of any documentation or other information to be provided. Unless otherwise defined herein, terms with capitalized initial letters are used in this Agreement with the meanings attributed to them in the Memorandum.

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SECTION 1. Appointment of Placement Agent. On the basis of the representations, warranties and covenants, but subject to the terms and conditions, set forth in this Agreement. NS is hereby appointed as the exclusive placement agent of the Series for the Offering.

Subject to the performance by each of the Series and Fortress of all its obligations to be performed hereunder, and to the completeness and accuracy of all representations and warranties contained herein, NS hereby accepts such agency. NS agrees to place the Interests on the terms and conditions herein set forth on a “reasonable efforts’’ basis. The initial closing of the Series will occur at the time the Manager of the Series, in its sole and absolute discretion, determines to accept subscriptions for Interests in the Series (the “Closing Date”). NS’s agency shall continue until the termination of this Agreement.

NS shall have the right to appoint one or more selected dealers, which shall be reasonably acceptable to the Series, to assist in the Offering, and accordingly allot all or a portion of the Placement Agent compensation contemplated by Section 5 hereof to such selected dealers. Any such selected dealer may rely upon the representations, warranties and covenants of the Series set forth in this Agreement only upon the written consent of the Series, and shall be bound and subject to the obligations of NS hereunder as fully by this Agreement as if a party hereto. NS shall evidence such obligation in any agreement it shall have with such approved additional selected dealers.

SECTION 2. Term. This Agreement shall become effective on the date it is executed and delivered by all of the parties to this Agreement and shall continue in perpetuity, unless earlier terminated by either party by written notice to the other. Any such termination shall be without liability or continuing obligation to either party, provided, however, that NS will be entitled to all compensation earned, if any, up to the date of termination; and provided further, that the provisions of this Section 2, Section 5, and Sections 8 through 15 hereof shall survive any such termination.

SECTION 3. Representations, Warranties and Covenants of the Series and Fortress.

a)          The Series represents, warrants, and covenants all of the following to the Placement Agent:

(i)	The Company is duly organized, validly existing and in good standing as a series limited liability company under the laws of Delaware.

(ii)	All company action required to be taken by the Series for the issuance and sale of the Interests has been taken or will be taken prior to commencement of the Offering.

(iii)	This Agreement has been duly authorized, executed and delivered by the Series and constitutes a legal, valid and binding obligation of the Series enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and other laws effecting creditors rights generally.

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(iv)	Except with respect to its arrangements with the Placement Agent, the Series has not incurred any liability for any finder’s fees or similar payments in connection with the Offering.

(v)	The Memorandum does not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representations and warranties in this Section 3(a) shall not apply to statements, if any, made in reliance upon and in conformity with information furnished by NS to the Series expressly for use in the Memorandum.

(vi)	The Series has filed all federal, state local and foreign tax returns which are required to be filed or has requested extensions therefore, and has paid all taxes shown on such returns and all assessments received thereby to the extent that the same have become due.

(vii)	The Series will not amend or supplement the Memorandum until the Placement Agent has been given written notice of the proposed amendment or supplement.

(viii)	If it is necessary to amend or supplement the Memorandum in order that such a document not contain an untrue statement of a material fact or omit any facts necessary in order to make the statements therein not misleading in light of the circumstances existing at the time the Memorandum is delivered to a subscriber, the Series shall forthwith notify the Placement Agent in writing that an amendment or supplement is required and shall prepare as promptly as practicable an amendment of, or supplement to, the Memorandum, as appropriate, which will so amend or supplement the Memorandum.

(ix)	Through NS, the Series shall give to each investor, at a reasonable time prior to his, her or its purchase of the Interests, the opportunity to ask questions and receive answers concerning the terms and conditions of the Offering and to obtain any additional information that the Series possesses or can acquire without unreasonable effort or expense and that is necessary to verify the accuracy of information contained in the Memorandum.

(x)	The Series will not engage in a general solicitation or employ general advertising in connection with the Offering by any means or through any medium.

b)          Fortress represents, warrants, and covenants all of the following to the Placement Agent:

(i)	Fortress is duly organized, validly existing and in good standing as a corporation under the laws of Delaware.

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(ii)	This Agreement has been duly authorized, executed and delivered and constitutes a legal, valid and binding obligation of Fortress enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and other laws effecting creditors rights generally.

(iii)	The Fortress PPM does not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(iv)	The representations and warranties in this Section 3(b) shall not apply to statements, if any, made in reliance upon and in conformity with information furnished by NS to Fortress expressly for use in the Fortress PPM.

(v)	Fortress will not amend or supplement the Fortress PPM until the Placement Agent has been given written notice of the proposed amendment or supplement.

(vi)	If it is necessary to amend or supplement the Fortress PPM in order that such a document not contain an untrue statement of a material fact or omit any facts necessary in order to make the statements therein not misleading in light of the circumstances existing at the time the Fortress PPM is delivered to a subscriber, Fortress shall forthwith notify the Placement Agent in writing that an amendment or supplement is required and shall prepare as promptly as practicable an amendment of, or supplement to, the Fortress PPM, as appropriate, which will so amend or supplement the Fortress PPM.

SECTION 4. Representations, Warranties and Covenants of NS. NS represents, warrants, and covenants all of the following to the Series:

(a)	NS is duly organized, validly existing and in good standing as a corporation under the laws of Washington.

(b)	This Agreement has been duly authorized, executed and delivered by NS and constitutes a legal, valid and binding obligation of NS enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and other laws effecting creditors rights generally.

(c)	NS will only solicit potential investments from persons that it reasonably believes are Accredited Investors.

(d)	NS shall at all times conduct its activities in connection with this Agreement within the bounds of all applicable state and federal laws and regulations (including, without limitation, securities laws, regulations and guidelines).

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(e)	NS has not engaged in any activity, made any commitment, or entered into any agreement inconsistent or in derogation of the rights granted in this Agreement, and that it will not engage in any activity, make any commitment or enter into any agreement inconsistent or in derogation of the rights granted in this Agreement.

(f)	NS shall not, under any circumstance, knowingly misrepresent any fact or matter concerning the Series.

SECTION 5. Offering Compensation: Expenses of the Series. As compensation for its services related to the Offering, Fortress shall

(a)	pay to NS, or at its direction one or more registered representatives and/or selected dealers of NS, or cause NS or such registered representatives and/or selected dealers to be paid, a cash fee equal to ten percent (10%) of the total amount of cash proceeds received for the purchase of Interests pursuant to subscriptions from investors which are accepted by the Series as provided herein. Notwithstanding the foregoing, the Series and NS may agree in writing to a lower or eliminated commission for any particular subscriber of Interests;

(b)	Fortress shall pay the Placement Agent’s reasonable expenses incidental to the Offering. Such expenses include but are not limited to, legal and accounting fees, the cost of preparing preliminary and definitive versions of the Memorandum and any out-of-pocket expenses of the Placement Agent and any selected dealers appointed by the Placement Agent and approved by the Series that are incidental to the Offering; provided however, that the legal and accounting fees shall be capped at $40,000 and offering expenses for printing, shipping, meetings and similar expenses shall not exceed $10,000. Fortress shall also pay all expenses incurred, until the Notes are paid, in organizing and operating the Series and the Company including, but not limited to. overhead, legal, tax, accounting, marketing, printing and travel expenses, as well as the costs and expenses associated with all meetings of the Review Committee that are incurred by the Series or the Company;

(c)	Fortress shall deliver to the Placement Agent 5-year cash only placement agent warrants equal to ten percent (10%) of the principal amount of the Notes sold divided by the closing share price of Fortress on the date of closing and exercisable at the closing share price. The warrants shall be in the form annexed hereto as Exhibit A and shall be delivered to the Placement Agent at the time of each closing of the Notes;

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(d)	From the date of the first closing until the date that is the twelve (12) month anniversary of the closing date, upon any proposed issuance (“Subsequent Financing’’) by Fortress of capital stock or debt, including common stock or similar forms of capital stock, as well as securities that may be convertible into or exercisable or exchangeable for such capital stock (including convertible and non-convertible debt), in a private financing, other than equity or convertible debt securities, units or other combinations or securities, in each case issued in connection with a strategic partnership, acquisition of another company or its assets or a merger and/or acquisition of substantially all of the assets of Fortress, the Placement Agent shall have the right, but not the obligation, to participate for twenty percent (20%) of the Subsequent Financing on the same terms, conditions and price provided for in the Subsequent Financing. During the 12 month period, the Placement Agent will also have a right of first offer to effect any proposed issuance of Fortress’s capital stock or debt, as well as securities that may be convertible into or exercisable or exchangeable for such capital stock (including convertible and non-convertible debt), in a private financing. For the sake of clarity, the rights under this Section 5(d) shall not apply to a public offering of securities of the Company. Fortress agrees to provide the Placement Agent reasonable written notice of its intention to effect a Subsequent Financing which shall include the terms and conditions of such Subsequent Financing. The Placement Agent shall have five (5) business days to respond to Fortress’s written notice with the Placement Agent’s election to participate in the Subsequent Financing.

SECTION 6. Conditions of NS’s Obligation. NS’s obligation to offer and sell the Interests is subject to the accuracy of and compliance with the representations and warranties contained in Section 3 hereof and to the performance by each of the Series and Fortress of its obligations hereunder, and to the further condition that at the closing, NS shall receive the Series’ assurance that the Series, together with the Parallel Funds (which shall mean a Section 3(C)(7) version of each series of the Company), has raised sufficient capital to purchase at least Three Million Dollars ($3,000,000) of the Interests.

SECTION 7. Conditions of the Obligations of the Series. The obligations of the Series and Fortress hereunder are subject to the accuracy of and compliance with representations and warranties contained in Section 4 hereof, to the performance by NS of its obligations hereunder, and to the further condition that at each closing, the Series and Fortress shall receive NS’s assurance to the effect that:

(a)	In offering the Interests, NS has not offered nor solicited any offers to subscribe for or buy any Interests from any person on the basis of any written information relating to the Series, except on the basis of the Memorandum therefore approved by the Series and any other documents approved for such use by the Series;

(b)	The Interests were offered in compliance with Rule 506 under Regulation D, including not conducting a general solicitation and offering Interests only to investors known to NS to be Accredited Investors; and

(c)	NS shall have complied with all applicable broker-dealer registration requirements with respect to the Offering.

SECTION 8. Indemnification. Regardless of whether an Offering or closing is consummated, the Series and Fortress, agree, jointly and severally, to indemnify the Placement Agent with regard to matters contemplated herein, as set forth in Schedule A, attached hereto, which is incorporated by reference as if fully set forth herein. This Section 8 shall survive the termination or expiration of this Agreement.

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SECTION 9. Representations and Warranties to Survive Delivery. All representations and warranties contained in this Agreement (as made as of its date) or contained in certificates (as of their respective dates) submitted pursuant hereto shall remain operative and in full force and effect and shall survive the Closing Date for a period of 18 months.

SECTION 10. Notices. All notices hereunder shall be in writing and shall be posted by certified mail or registered first class mail, personally delivered or telegraphed and confirmed as follows:

To the Series:	Series I of NAM Biotech Fund II, LLC

c/o NAM Biotech Management, II, LLC

410 Park Avenue

14th Floor

New York, NY 10022

Attn: David Levine

To Fortress:	Fortress Biotech, Inc.

2 Gansevoort Street

9th Floor

New York, New York 10014

Attention: Lindsay Rosenwald

To the Placement Agent:	National Securities Corporation

410 Park Avenue

14th Floor

New York, NY 10022

Attn: Eugene Kim

SECTION 11. Parties. This Agreement shall inure to the benefit of and be binding upon the Series, Fortress, and NS and the Series’, Fortress’, and NS’s successors. This Agreement and the conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto, their respective successors, and Indemnified Parties (as defined in Schedule A), and not for the benefit of any other person. Neither party may assign this Agreement or the rights or obligations hereunder without the prior written consent of the other party.

SECTION 12. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts entered into and to be wholly performed within such state.

SECTION 13. Waiver. Any party hereto may waive compliance by the other with any of the terms, provisions and conditions set forth herein; provided, however, that any such waiver shall be in writing specifically setting forth those provisions waived thereby. No waiver of any one provision in any one instance shall be construed to imply a waiver of any other provision or of such waived provision on any other occasion.

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SECTION 14. Attorneys’ Fees. If any action, suit or other proceeding is instituted concerning or arising out of this Agreement, the prevailing party shall recover all of such party’s reasonable costs and attorneys’ fees incurred in each and every such action, suit or other proceeding, including any and all appeals or petitions therefrom.

SECTION 15. Entire Agreement. This Agreement represents the entire agreement between the parties hereto with regard to the subject matter hereof and is intended to supersede and does supersede any and all prior agreements (oral or written) between the parties hereto.

[Signatures appear on the following page.]

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Please confirm that the foregoing correctly sets forth the understanding and agreement between NS, the Series, and Fortress by signing below, returning an executed copy to the undersigned, whereupon this Agreement shall constitute a binding agreement as of the date first above written. We look forward to working with you on this assignment.

Very truly yours,

NATIONAL SECURITIES CORPORATION

BY:	/s/ David C. Levine
Name: David C. Levine
Title: Chief Executive Officer

Confirmed, accepted and agreed to
as of the date first above written:

NAM BIOTECH FUND II, LLC – SERIES I

By:	NAM Biotech Management, LLC,
its Manager

By: National Asset Management, Inc., its Manager

BY:	/s/ David Levine
Name: David Levine
Title: Authorized Signatory

BY:	/s/ Glenn Worman
Name: Glenn Worman
Title: Authorized Signatory

FORTRESS BIOTECH, INC.

BY:	/s/ Lindsay Rosenwald
Name: Lindsay Rosenwald
Title: Chairman, President and CEO

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SCHEDULE A

Indemnification

To the extent permitted by law, each of the Series and Fortress (collectively, the “Indemnitors”) agrees, jointly and severally, to indemnify and hold harmless NS and its affiliates and the respective officers, directors, agents, representatives and employees of NS and its affiliates, and each other person or entity controlling NS or any of its affiliates, within the meaning of either Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934, as amended (collectively, the “Indemnified Parties”), from and against any losses, claims, damages, expenses or liabilities (or actions in respect thereof), joint or several, related to, arising in any manner from, or based upon, any transaction contemplated by this Agreement or NS’s engagement, as they are incurred; provided, however, that the Indemnitors will not be liable to the extent that any loss, claim, damage, expense or liability resulted from NS’s negligence or willful misconduct in connection with its engagement under this Agreement or any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Indemnitors or a third party by NS which has not been expressly approved by the Indemnitors. The Indemnitors will also promptly reimburse any Indemnified Party for all expenses (including the fees, disbursements and other charges of legal counsel) as incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim related to, arising in any manner from, or based upon, any transaction contemplated by this Agreement or NS’s engagement thereunder, or any investigation, action, suit or proceeding arising therefrom, whether or not such claim, investigation, action, suit or proceeding is brought or initiated by the Indemnitors or a third party; provided, however, that the Indemnitors will not be liable, and such Indemnified Party shall reimburse any amounts reimbursed in advance of final resolution of a matter, to the extent that any loss, claim, damage, expense or liability is determined by a court of competent jurisdiction to have resulted from such Indemnified Party’s or NS’s negligence or willful misconduct in connection with its engagement under this Agreement or any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Indemnitors or a third party by NS which has not been expressly approved by the Indemnitors.

The Indemnitors further agree that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Indemnitors for or in connection with NS’s engagement under this Agreement except for the portion or share of any losses, claims, damages, liabilities or expenses that resulted solely from the negligence or willful misconduct of such Indemnified Party or any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Indemnitors or a third party by NS. In no event shall the Indemnified Parties’ aggregate liability to the Indemnitors exceed the fees actually received by NS from the Indemnitors pursuant to this Agreement (excluding any amounts received as reimbursement of expenses incurred by NS).

The Indemnitors will not, without the Indemnified Parties’ written consent, settle, compromise, consent to the entry of any judgment or otherwise seek to terminate any action, claim or proceeding in respect of which indemnification may be sought hereunder (whether or not such Indemnified Party is a party thereto), unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising out of such claim, action, suit or proceeding.

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Promptly after receipt by an Indemnified Party of notice of any claim or the commencement of any action, suit or proceeding with respect to which an Indemnified Party may be entitled to indemnification under this Schedule A, such Indemnified Party will notify the Indemnitors in writing of such claim or the commencement of such action, suit or proceeding. The Indemnitors shall be entitled to assume the defense of any such claim, action, suit or proceeding with counsel reasonably satisfactory to such Indemnified Party. Upon assumption by the Indemnitors of the defense of any such claim, action, suit or proceeding, such Indemnified Party shall have the right to participate in the defense of such claim, action, suit or proceeding, and to retain its own counsel but the Indemnitors shall not be liable for any legal fees or expenses subsequently incurred by such Indemnified Party in connection with the defense thereof, unless (i) the Indemnitors have agreed to pay such fees and expenses, (ii) the Indemnitors shall have failed to employ counsel reasonably satisfactory to such Indemnified Party in a timely manner or (iii) such Indemnified Party shall have reasonably determined that representation of such Indemnified Party by counsel provided by the Indemnitors pursuant to the foregoing would be inappropriate due to actual or potential conflicting interests between the Indemnitors and such Indemnified Party, including, without limitation, situations in which there are one or more legal defenses available to such Indemnified Party that are different from or additional to those available to the Indemnitors.

If the indemnification provided for in this Schedule A is judicially determined to be unavailable (other than in accordance with the terms hereof) to an Indemnified Party in respect of any losses, claims, damages or liabilities referred to herein, then, in lieu of indemnifying such Indemnified Party hereunder, the Indemnitors shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (and expenses relating thereto) (i) in such proportion as is appropriate to reflect the relative benefits to NS, on the one hand, and the Indemnitors, on the other hand, of the engagement or (ii) if the allocation provided by clause (i) above is not available, in such proportion as is appropriate to reflect not only the relative benefits referred to in such clause (i) but also the relative fault of each of NS and the Indemnitors, as well as any other relevant equitable considerations; provided, however, in no event shall NS’s aggregate contribution to the amount paid or payable exceed the aggregate amount of fees actually received by NS under this Agreement (excluding any amounts received as reimbursement of expenses incurred by NS). For the purposes of this Schedule A, the relative benefits to the Indemnitors and NS of the engagement shall be deemed to be in the same proportion as (a) the total value paid or contemplated to be paid to, or received or contemplated to be received by, the Indemnitors or their stockholders, members, partners, and/or affiliates, as the case may be, in the transaction or transactions that are the subject of the engagement, whether or not any such transaction is consummated, bears to (b) the fees paid or to be paid to NS under this Agreement (excluding any amounts received or to be received as reimbursement of expenses by NS).

The rights accorded to Indemnified Parties hereunder shall be in addition to any rights that any Indemnified Parties may have at common law, by separate agreement or otherwise, and shall be binding upon and inure to the benefit of any successors, heirs and personal representatives of the Indemnitors or any Indemnified Party, as the case may be.

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THE PROVISIONS OF THIS SCHEDULE A SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY IN SUCH STATE. THE INDEMNITORS HEREBY CONSENT, SOLELY FOR THE PURPOSE OF ALLOWING AN INDEMNIFIED PARTY TO ENFORCE ITS RIGHTS HEREUNDER, TO PERSONAL JURISDICTION AND SERVICE AND VENUE IN ANY COURT IN WHICH ANY CLAIM FOR WHICH INDEMNIFICATION MAY BE SOUGHT HEREUNDER IS BROUGHT AGAINST NS OR ANY OTHER INDEMNIFIED PARTY.

The Indemnitors also hereby irrevocably waive any right they may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or the transactions contemplated hereby. The terms of this Schedule A may not be amended or otherwise modified except by an instrument signed by both the Indemnitors and NS. If any provision hereof shall be determined to be invalid or unenforceable in any respect, such determination shall not affect such provision in any other respect or any other provision of this Agreement, which shall remain in full force and effect. For avoidance of doubt, if there are more indemnitors than one hereunder, each indemnifying person agrees that its liabilities hereunder shall be joint and several.

This Schedule A, and the indemnification, reimbursement and contribution obligations hereunder, shall remain operative and in full force and effect, notwithstanding (i) any withdrawal, termination or consummation of or failure to initiate or consummate any Offering referred to in this Agreement, (ii) any investigation made by or on behalf of any Indemnified Party or (iii) any termination, completion or expiration of this Agreement or NS’s engagement thereunder.

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EXHIBIT A

COMMON STOCK PURCHASE WARRANT

[filed separately with SEC]

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